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                                                                   EXHIBIT 10.32

                                   Exhibit A


                             CONSULTING AGREEMENT



CONSULTING AGREEMENT ("Agreement") is entered into this ________ day of July, 2000 for services to begin as of September 1, 2000 between Hadron, Inc. ("Hadron" or the "Company"), a New York corporation with its principal place of business at 5904 Richmond Highway, Alexandria, Virginia, and S.A. Gordon Enterprises, Inc. ("SAGE"), a Delaware corporation located at 1163 Old Gate Court, McLean, Virginia.

          WHEREAS, Hadron is a publicly held company, principally providing services in the areas of information technology and military intelligence support;

          WHEREAS, Hadron has determined that it is in the best interests of its shareholders and management to further develop its investor relations program;

          WHEREAS, Hadron has determined that it wishes to have the advice, supervision and assistance from Amber Gordon; and

          WHEREAS, SAGE is owned by S. Amber Gordon ("Gordon") and has as its basic business the rendering of communications, management and marketing consulting services to corporations, with a specialization in the field of investor relations;

          NOW, THEREFORE, the parties agree as follows:

1. Hadron hereby retains the services of SAGE to conceptualize, develop, supervise, implement and maintain an investor relations program for Hadron. The services to be performed under this Agreement are described on Schedule
                                                                        --------
     1 hereto.  Hadron will pay SAGE a nonrefundable engagement fee to retain
     -
     its services of $50,000; such fee to be paid no later than December 1, 2000.

     a) SAGE and its representatives shall comply with and adhere to directives, policies and procedures of Company which are disclosed to SAGE and shall not disclose any confidential or non-public information regarding Company without Company's prior written consent. Company acknowledges that it must provide accurate information in order to permit SAGE to provide its services.

     b) SAGE shall maintain and provide to Company records sufficient to show actual hours worked each month.

     c) SAGE shall perform the services hereunder in accordance with reasonable standards
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     of care and diligence.

2. Hadron shall pay to SAGE a monthly retainer of $4,800 per month for up to 32 hours of services per month to be performed by Gordon to be scheduled by mutual agreement. The monthly retainer will be paid on or before the first business day of each month in advance. This fee is based upon a standard $150/hour billing rate. A failure to make timely payment, after notice by SAGE and a ten day opportunity to cure, will result in the remainder of the Agreement term's payments becoming immediately due and payable. If and/or when, in any month, Hadron exhausts the 32 hours of retained services, then Hadron will be notified and offered the option of continuing to use SAGE services at the standard hourly rate or postponing the continuation of such SAGE services and/or projects until the following month. Hadron shall approve such additional hours, if requested, in writing in advance of such services being rendered. Out-of-pocket expenses and travel and entertainment incurred by SAGE which are pre-approved by Hadron or are within the normal policies of Hadron, will be separately billed and paid within two weeks of the date of submission.

3.   SAGE will report to the President and CEO of Hadron.

4. Neither SAGE nor any affiliate of SAGE will, directly or indirectly, employ, engage as a contractor, attempt to employ, solicit, or encourage to leave Hadron any individuals employed by Hadron or its subsidiaries prior to August 31, 2002. The covenants in this paragraph 2 shall be construed as agreements independent of any other provisions of any other agreement between SAGE and Company. SAGE hereby acknowledges that breach of any covenant contained in Section 4 would cause irreparable injury to Company. Therefore, SAGE hereby agrees that the covenants contained in this section may be specifically enforced through injunctive relief; however, the right to injunctive relief shall not preclude Company from obtaining any other legal remedy available to it. If any action at law or in equity is necessary for Company to enforce the provisions of this Agreement and Company prevails in such action, Company shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

5. This Agreement shall continue, along the same terms and conditions, until August 31, 2002 except that the indemnification obligations shall survive termination of this Agreement for actions taken by SAGE during the term of this Agreement. This Agreement may be terminated by the Company prior to the expiration of this term only upon the gross negligence or willful misconduct by SAGE or upon a breach of this Agreement by SAGE which has not been cured within ten (10) days after notice by Company to SAGE describing such breach or upon the cessation or inability of Gordon to perform the services hereunder on behalf of SAGE for any reason, including death, disability or retirement. This agreement may be terminated by SAGE upon sixty days written notice to the Company. If SAGE terminates the Agreement, then Company is obligated to pay only those fees and reimbursements incurred up to the date of termination.
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6.   In the sole discretion of Company, Company may make bonus payments to SAGE, in cash or in stock options, for exceptional contributions to the Company. Any such bonus shall be at the recommendation of the President and CEO to the Board of Directors.

7. Hadron hereby agrees that any and all third-party vendor agreements to supply goods and/or services to Hadron will be made directly between these vendors and Hadron, and SAGE shall not be named in, referred to or be contractually bound by any such contracts or agreements. Neither SAGE nor its officers or representatives shall have any right or authority at any time to enter into any contract or binding commitment of any nature on behalf of Company, whether oral or written.

8. Hadron shall indemnify and hold SAGE harmless from and against any and all causes of action, claims, costs, liabilities, expenses, attorneys' fees or damages arising from SAGE's performance of its duties as described herein, except however where such claims, etc. are a result of a breach by Sage of its obligations hereunder or SAGE's gross negligence or willful misconduct.

9. Each party represents to the other that it has full power and authority to execute, deliver and perform this agreement; all necessary corporate action on its part for the execution, delivery and performance of this agreement by it has been duly taken; this agreement has been duly authorized and executed by it; it is a legal, valid and binding agreement, enforceable against such party in accordance with its terms.

10. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this agreement (or to such other address as the party shall have furnished in writing in accordance with the provision of this paragraph).

11. This agreement shall be binding upon and inure to the benefit of the parties' successors in interest. This agreement shall not be assignable by either party hereto without the written consent of the other party. This agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia. The party prevailing in any judicial proceeding between the parties hereto shall be awarded its costs and expenses, including reasonable attorneys' fees.

12. A waiver by any party of a breach of any provision of this agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this agreement. The failure of a party to insist upon strict adherence to any term of this agreement of one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this agreement. Any waiver or modification of this agreement must be in writing.

13. In the performance of the services, it is mutually agreed that SAGE is at all times acting and
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     performing as an independent contractor. Neither SAGE nor any of its employees or representatives shall be deemed an employee of Company for any purpose whatsoever, and shall not be eligible to participate in any benefit program provided by Company for its employees, except as otherwise provided herein or in the Employment Agreement Amendment of even date between Gordon and Company. Company shall have no responsibility for the payment to or on behalf of SAGE of any wages and salaries, taxes, withholding payments, penalties, fees, fringe benefits, professional liability insurance premiums, contributions to insurance and pension or other deferred compensation plans (including but not limited to workers' compensation and Social Security obligations, and licensing and certification fees and expenses), nor will Company have any responsibility for the filing of any documents, forms and returns pertinent to all of the foregoing. SAGE agrees to pay any and all taxes, withholding payments, penalties, fees, social security obligations and similar obligations arising as a result of payments under this Consulting Agreement.

14. This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the subject matter hereof and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties, with respect to the subject matter hereof other than as set forth herein. Any and all prior agreements among the parties, with respect to the subject matter hereof, are hereby superseded.



HADRON, INC.



By ________________________________
     Jon M. Stout, President & CEO


S.A. GORDON ENTERPRISES, INC.


By ________________________________
     S. Amber Gordon, President